UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            June 28, 2010
Date of Report (Date of earliest event reported)

                     NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

                                 75 West Center Street
                               Provo, UT 84601
(Address of principal executive offices and zip code)

                             (801) 345-1000
(Registrant’s telephone number, including area code)

                           N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 26, 2010, the Compensation Committee of the Board of Directors of Nu Skin Enterprises, Inc. (the “Company”) approved a grant of awards to its named executive officers and other key employees under the Nu Skin Enterprises, Inc. 2010 Omnibus Incentive Plan (the “Plan”). The named executive officers were granted the following awards:

Name	Stock Options	Performance Restricted Stock Units
Truman Hunt	25,000	75,000
Ritch Wood	13,750	10,000
Blake Roney	-	-
Joseph Chang	6,250	5,000
Daniel Chard	13,750	10,000

On the same date, the Compensation Committee adopted a form of Stock Option Agreement and Grant Notice (the “Stock Option Agreement”), a form of Performance Restricted Stock Unit Agreement and Grant Notice (the “Performance RSU Agreement”) and a form of Restricted Stock Unit Agreement and Grant Notice (the “RSU Agreement”) for awards granted to the Company’s named executive officers and other key employees pursuant to the Plan.

Stock options granted under the Stock Option Agreement are subject to certain vesting and payment provisions, as determined by the Compensation Committee at the time of grant. Subject to the provisions of the Plan and the Stock Option Agreement, upon the earlier of a grantee’s departure for cause, twelve months after a grantee’s death or disability, or three months after a grantee’s departure for any other reason, any outstanding stock options automatically expire. The stock options granted to the named executive officers on June 26, 2010 have an exercise price of $25.89, become exercisable and vest in four equal installments (subject to any rounding issues) on February 26th of 2011, 2012, 2013 and 2014, and have a term of 7 years.

Performance restricted stock units (“Performance RSUs”) granted under the Performance RSU Agreement are also subject to certain vesting and other provisions, as determined by the Compensation Committee at the time of grant. Subject to the provisions of the Plan and the Performance RSU Agreement, upon a grantee’s departure for any reason, all outstanding unvested Performance RSUs expire. The Performance RSUs granted to the named executive officers on June 26, 2010 vest based on the achievement of performance objectives determined by the Compensation Committee for the four quarterly periods ending March 31, 2011 and for the fiscal year ended December 31, 2011. The portion of the Performance RSUs that become eligible for vesting based on performance objectives for the four quarterly periods ending March 31, 2011 vest 50% on May 10, 2011 and 50% on February 28, 2012 and the portion of the Performance RSUs that become eligible for vesting based on 2011 performance objectives shall vest 50% on February 28, 2012 and 50% on February 28, 2013. Any portion of the Performance RSUs that do not become eligible for vesting immediately terminate on May 10, 2011, with respect to the Performance RSUs that become eligible for vesting based on performance objectives for the four quarterly periods ending March 31, 2011, and on February 28, 2012, with respect to the other portion of the Performance RSUs;

Restricted stock units (“RSUs”) granted under the RSU Agreement are also subject to certain vesting and other provisions, as determined by the Compensation Committee at the time of grant. Subject to the provisions of the Plan and the RSU Agreement, upon a grantee’s departure for any reason, all outstanding unvested RSUs expire. The named executive officers did not receive RSUs in connection with the June 26, 2010 grant, but may receive RSUs in future grants as determined by the Compensation Committee.

The above summary is qualified by reference to the text of the Stock Option Agreement, Performance RSU Agreement and RSU Agreement that are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1                         Form of Stock Option Agreement and Grant Notice

Exhibit 10.2                         Form of Performance Restricted Stock Unit Agreement and Grant Notice

Exhibit 10.3                         Form of Restricted Stock Unit Agreement and Grant Notice

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ D. Matthew Dorny
D. Matthew Dorny
Vice President
Date:  July 2, 2010